Exhibit 10.24

DISTRIBUTION AND SERVICES AGREEMENT

This Distribution and Services Agreement is entered into and made effective as of this 7th day of August, 2013 (“Effective Date”) by and between PHARMACYCLICS, INC. with principal offices located at 995 E. Argues Avenue, Sunnyvale, CA 94085 (“Pharmacyclics”), and DIPLOMAT PHARMACY, INC. with offices located at 4100 S. Saginaw St., Flint, MI 48507 (“Distributor”).

WHEREAS, soon after the U.S. Food and Drug Administration (FDA) grants a marketing authorization on the New Drug Application (“NDA”) of Pharmacyclics for the drug ibrutinib, Pharmacyclics wishes to commercialize such drug;

WHEREAS, in preparation for such commercialization, Pharmacyclics is in the process of establishing and/or restructuring a distribution network for the sale of the drug;

WHEREAS, Distributor, as a mail order pharmacy, has the facilities and expertise to distribute the drug to Participants, to provide reimbursement assistance and other customer services to its Participants and to provide data reporting and other services to Pharmacyclics;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1.                                      DEFINITIONS

For purposes of this Agreement the following terms shall have the following meanings:

1.1                               “Adverse Event” shall have the meaning set forth in 21 CFR Section 600.80.

1.2                               “Affiliates” shall mean, with respect to a given party, any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with such party.  For purposes of this Section 1.2, “control” shall mean direct or indirect ownership of thirty percent (30%) or greater of the equity having the power to vote on or direct the affairs of the entity.

1.3                               “Dataset” shall have the meaning set forth in Section 6.1.

1.4                               “Eligible Pharmacies” means the pharmacies owned by Distributor or an Affiliate of Distributor and listed on Schedule D attached hereto.

1.5                               “FDA” shall mean the United States Food and Drug Administration.

1.6                               “Participants” shall mean out-patients in the Territory who are referred by their treating physician or provider.

1.7                               “Product” shall mean the pharmaceutical products sold by Pharmacyclics and listed in Schedule A hereto, including such products in any package size or strength listed in Schedule A or approved by the FDA during the term of this Agreement.

1.8                               “Territory” shall mean the United States of America and the United States Territories.

1.9                               “Wholesale Acquisition Cost” or “WAC” means the wholesale acquisition cost for a Product as determined by Pharmacyclics and published by First Data Bank and/or Medispan, as selected by Distributor, and in effect as of the time of order.

2.                                      ORDERS, DELIVERY

2.1                               The parties hereto agree that, in the event of a commercial launch of Product in the United States by Pharmacyclics (the “Product Launch”), which Product Launch will or will not occur as determined in the sole discretion of Pharmacyclics, commencing on the date of the Product Launch, which date shall be determined in the sole discretion of Pharmacyclics (the “Product Launch Date”), and continuing during the term of this Agreement, Distributor shall purchase Product from Pharmacyclics at the prices set forth in Schedule A and Pharmacyclics shall supply Product to Distributor, for sale and distribution to Participants as specified above.  Distributor shall order Product from Pharmacyclics in such quantities as are necessary to meet the demand for Product from Distributor’s Participants, as determined by Distributor in its sole discretion.  All orders shall be subject to acceptance by Pharmacyclics in its sole discretion.  All purchases of Product by Distributor shall be on the terms and conditions set forth in this Agreement.

2.2                               Pharmacyclics shall ship Product to Distributor FOB Destination (Incoterms 2000).  Pharmacyclics shall ship Product to Distributor by means of three (3) day ground transportation via commercial truck (or better), provided that such means of transportation shall be determined by Pharmacyclics and at Pharmacyclics’ cost.  Distributor will prepay all freight costs incurred to deliver Product to Participants.  Title to and risk of loss of Product shall transfer to Distributor upon its delivery to Distributor’s facility.  Pharmacyclics will notify Distributor in writing prior to back-ordering any Product, whereupon Distributor will have the right to cancel the order upon written notice to Pharmacyclics.  If Pharmacyclics is unable to timely fulfill Distributor’s orders, Distributor may purchase products from other sources.

2.3                               Distributor shall unload each shipment of Product upon receipt.  Within two (2) business days of delivery of any shipment of Product, Distributor shall (i) notify Pharmacyclics of any nondelivery of a portion of a shipment or any defect in any Product that is reasonably discoverable upon visual inspection of the Product without unloading individual shipping units; and (ii) furnish to Pharmacyclics a detailed description of the nature of the defect.  Upon receipt of notice of any defect or nondelivery, Pharmacyclics, at its option, shall (i) in the case of any defective Product, replace or repair any defective Product or issue Distributor a credit in the amount of the then current purchase price for the defective Product and (ii) in the case of any nondelivery of Product, replace or issue Distributor a credit in the amount of then current purchase price for the undelivered Product.  In the absence of Pharmacyclics’ receipt of written notice from Distributor in accordance with the terms of this Section 2.3, a shipment of Products shall be deemed to have been delivered and accepted by Distributor as complete and in satisfactory condition as to defects discoverable upon visual inspection.  Distributor shall, at Pharmacyclics’ expense, follow Pharmacyclics’ instructions to permit Pharmacyclics’ inspection of, return to Pharmacyclics or send to Pharmacyclics’ third-party disposal company any Products delivered to Distributor that Distributor has deemed defective.  Distributor shall use commercially reasonable efforts to cooperate with Pharmacyclics in investigating the cause of any defect in Product.

2.4                               Distributor shall not alter Product packaging without Pharmacyclics’ consent (except to remove Product from the shipping containers) and shall not alter Product labeling except to add a prescription label to Product, as permitted by applicable law.  Distributor shall at all times comply with the information and recommendations communicated by Pharmacyclics in writing with respect to the storage, handling and shipment of Products, provided that if such information and recommendations are materially different than those otherwise set forth in this Agreement and result in an increase in the costs incurred by Distributor in performing its obligations under this Agreement, the parties shall negotiate in good faith an adjustment to the price set forth in Schedule A.  Distributor shall be responsible for all costs associated with storage, handling and shipment of Product from the Eligible Pharmacies.

3.                                      PARTICIPANT ORDERS AND IN-OFFICE DELIVERY

3.1                               Pharmacyclics will provide such marketing, sales and Participant/physician education materials as shall be deemed necessary by Pharmacyclics to adequately promote Product for its FDA-approved uses.

3.2                               In accordance with a physician’s prescription, Distributor shall provide Product to Participants as designated by Participant.  Distributor shall use commercially reasonable efforts to provide Products such that Product having the earliest expiration date is dispensed first from available inventory.

3.3                               Distributor will investigate the Participant’s ability to pay for the Product and will make its own determinations as to those Participants to whom Distributor is willing to provide Product.  Distributor will obtain an assignment of benefits from the Participant and will bill the Participant/insurance company/governmental program/other third party payor in Distributor’s name.  Distributor shall use reasonable efforts to obtain reimbursement clearance, if necessary, for anticipated subsequent orders from a Participant prior to actual receipt of the subsequent order.

3.4                               Distributor assignment of benefits (“AOB”) services directly related to Product will include the following:

A.                                    Reimbursement services

1.                                      Accepting Participant referrals from a toll free phone call or fax.  Referrals will primarily be in the form of statements of medical necessity received with the support of Sonexus Health, a third party vendor serving as a hub for the administration of Pharmacyclics’ program of patient support services.

2.                                      Verification of Participant’s third party benefits for Product, including in each instance determinations of both Medical Benefit eligibility and Pharmacy Benefit eligibility.

3.                                      Use reasonable efforts to obtain prior authorization for therapy and other supporting documentation, including the continued application of such efforts in those cases that are denied “first pass” prior authorization.

4.                                      Explaining to the appropriate party the Participant’s insurance benefits and his/her financial responsibility.

5.                                      Accepting the Participant’s assignment of benefits, including the Participant’s consent for therapy, release of medical records, and acknowledgment of financial responsibility.

6.                                      Filing insurance claims for the Product on the Participant’s behalf.

7.                                      Use reasonable efforts to collect the Participant’s co-payments and deductibles.

8.                                      Coordination of benefits with Participant’s secondary insurance.

9.                                      Receive and handle each Statement of Medical Necessity for the Product as specified in Schedule E attached hereto.

10.                               Dedicating and identifying by name at least one individual who is available on a weekly basis for discussion of the status of cases with Pharmacyclics’ personnel responsible for reimbursement issues.  The individual’s availability must be at mutually convenient times and must allow for discussions of reasonable duration.

11.                               Pharmacyclics hereby represents and warrants to Distributor that Pharmacyclics shall require its hub provider (a third party vendor serving as a hub for the administration of Pharmacyclics’ program of patient support services) to reverse any test claim adjudicated using Distributor’s NCPDP# in conducting any benefit investigation activities for the Products, if authorized by Distributor.  Pharmacyclics acknowledges that any violation of this Section exposes Distributor to risk and that it will indemnify Distributor for any breaches of this Section in accordance with Section 15 of this Agreement.

B.                                    Pharmacy services

1.                                      Verify the prescription.

2.                                      Filling the prescription and labeling medications in compliance with state pharmacy laws.

3.                                      Use commercially reasonable efforts to computerize next shipment scheduling capability for follow up doses.

4.                                      Coordinating planned delivery times with the Participant/caregiver so that medication is available on a continuous basis.

5.                                      Delivering medication to the designated delivery address.

6.                                      Use commercially reasonable efforts to make follow-up calls to arrange next delivery.

3.5                               Distributor shall be responsible for all billing and collection in connection with its sales of Product.

3.6                               Distributor shall be responsible for all costs associated with distribution and delivery of Products to its Participants.

4.                                      INVENTORY CONTROL

4.1                               Maximum Product Inventory.  With the exception of each of the first two full calendar months following the Effective Date, at the end of any given full calendar month during the term of this Agreement, Distributor shall not have remaining inventory of any Product in excess of the average biweekly sales of such Product (any such average biweekly sales of such Product, the “Maximum Product Inventory”), determined as follows: (I) calculate the number of stock-keeping units of such Product dispensed to Participants by Distributor during such full calendar month and the preceding two (2) full calendar months; (II) divide by six (6) the number obtained from clause (I) of this sentence; and (III) if the number obtained from clause (II) of this sentence is not a whole number, round up to the next whole number.  If Distributor believes that demand for a Product warrants such action, Distributor may submit a written request to Pharmacyclics for a specific increase in the Maximum Product Inventory for a specific Product for a specific full calendar month.  Pharmacyclics may, in Pharmacyclics’ sole discretion, provide Distributor with Pharmacyclics’ written authorization for such increase in the Maximum Product Inventory for such Product for such full calendar month.  Unless otherwise expressly stated in Pharmacyclics’ written authorization, the increase shall not apply to the Maximum Product Inventory for such Product in any subsequent month.

4.2                               Audit.  Upon providing Distributor with at least seventy-two (72) hours’ written notice, at any time Pharmacyclics may, during Distributor’s normal business hours, conduct an on-site audit of Distributor’s records and/or Distributor’s physical inventory of any Product at Distributor’s facility or facilities for the purpose of assessing Distributor’s compliance with the inventory restriction set forth in this Section 4.  No audit initiated under this Section 4.2 may encompass a period of time longer than the twelve (12) months preceding the initiation of such audit.  In the event any audit initiated under this Section 4.2 identifies any given full calendar month, excluding any month(s) subjected to a previous audit, at the end of which full calendar month Distributor holds or held in inventory a total number of stock-keeping units of any Product that is at least ten percent (10%) greater than the applicable Maximum Product Inventory, Distributor shall reimburse Pharmacyclics for all of Pharmacyclics’ reasonable costs and expenses incurred in connection with the conduct of such audit.  In the event any audit initiated under this Section 4.2 identifies no full calendar month, excluding any month(s) subjected to a previous audit, at the end of which full calendar month Distributor holds or held in inventory a total number of stock-keeping units of any Product that is at least ten percent (10%) greater than the applicable Maximum Product Inventory, Pharmacyclics shall bear all of Pharmacyclics’ costs and expenses incurred in connection with the conduct of such audit.

5.                                      OTHER SERVICES

5.1                               Distributor shall ensure that a licensed pharmacist, who is properly trained to answer Product-related questions or requests for emergency supplies of Product, is available by telephone (i) from 8:00a.m. to 5:00 p.m. local time Monday through Friday, except Distributor holidays, for routine calls and (ii) twenty-four hours (24) per day for emergency calls.  Distributor will not handle requests for clinical information outside of the scope of Distributor’s usual pharmacist counseling which will be limited to information covered in the package insert.  Distributor shall be responsible for all costs associated with the services provided pursuant to this Section 5.1.

6.                                      DATA AND REPORTS

6.1                               As permitted by law, and at a frequency mutually agreed upon by the parties and as specified in Schedule B, Distributor shall generate and furnish to each of two third party data aggregators designated by Pharmacyclics (collectively, “Data Aggregators,” and each individually, a “Data Aggregator”), a Business Partner (as that term is defined in this Section 6.1 below) designated by Pharmacyclics (the “Designated Business Partner”), and Pharmacyclics data in the form of a dataset (the “Dataset”) (which Dataset shall be owned by Distributor and de-identified in accordance with Section 6.2) containing the information specified in Schedule B for each Participant and each order.  All Datasets shall be furnished by Distributor to Data Aggregators, Designated Business Partner and Pharmacyclics via and in accordance with standard secure files transfer protocol (“FTP”).  Either one of the Data Aggregators shall, on behalf of Pharmacyclics, perform all acts and take all steps necessary to ensure adequate quality control and validation of the data in the Datasets furnished by Distributor.  In the event Data Aggregator identifies any issue with respect to the quality or validation of data in the Datasets, Data Aggregator will, on behalf of Pharmacyclics, work directly with Distributor to resolve such issue in a timely manner.  If Data Aggregator or Pharmacyclics notifies Distributor of any error in any report that Distributor provided to Data Aggregator or of any report that Distributor failed to provide to Data Aggregator under this Section 6.1, Distributor shall, within fifteen (15) days of such notice (any such notice period, a “Reporting Cure Period”), provide to Data Aggregators, Designated Business Partner and Pharmacyclics a revised report that corrects any such error in the original report or provide to Data Aggregators, Designated Business Partner and Pharmacyclics the report that Distributor failed to provide earlier.  The Datasets shall not be used by Data Aggregators to improve or enhance any service or database of Data Aggregators.  Data Aggregators may use the Datasets solely for purposes of integrating data therefrom into the data streams (“Data Streams”) that Data Aggregators provide to Pharmacyclics or any of Pharmacyclics’ business partners, including without limitation Janssen Biotech, Inc. and its affiliates (any such business partner, a “Business Partner”).  For the avoidance of doubt, Pharmacyclics and its Business Partners may use data from the Data Streams for business planning purposes.

6.2                               A Data Aggregator designated by Pharmacyclics (the “Designated Data Aggregator”) will, on behalf of Pharmacyclics, provide Distributor with a patient-identifiable health information (“PHI”) de-identification service (the “PHI De-Identification Service”) for the blinding of PHI in the data to be furnished by Distributor hereunder, which PHI De-Identification Service shall be fully compliant with and certified under the Health Insurance Portability and Accountability Act of 1996 (HIPAA).  The Designated Data Aggregator and Distributor shall enter into a Business Associate Agreement (as defined under HIPAA) under which Designated Data Aggregator shall receive PHI for the sole purpose of performing the Patient De-Identification Service using PHI De-Identification Software installed on the Designated Data Aggregator’s computer network servers.

6.3                               In consideration of the data reporting furnished to Pharmacyclics by Distributor in accordance with Schedule B and the provisions of Section 6.1 above (“Data Reporting”), Pharmacyclics shall pay to Distributor (a) a one-time fee (to defray the set-up cost for the commencement of data reporting) in the amount of [*](1) (the “Set-Up Fee”) and (b) a recurring fee to defray the ongoing cost of data reporting) in the amount of [*] per calendar month (the “Data Fee”).  The Set-Up Fee shall be due and payable to Distributor within thirty (30) days of the Effective Date and Pharmacyclics’ receipt of an invoice therefor.  The Data Fee corresponding to the Data Reporting for any given calendar month shall be due and payable to Distributor within thirty (30) days of Pharmacyclics’ receipt of all of such Data Reporting for such calendar month and an invoice reflecting the Data Fee therefor.  All past due accounts may be charged 1.5% interest per month.  Notwithstanding the foregoing, (i) if any of the Data Reporting for a given calendar month is not accurate or complete in keeping with the requirements of Schedule B, Pharmacyclics shall not be obligated to pay the Data Fee for the Data Reporting for such calendar month until such time as Pharmacyclics receives from Distributor the complete and accurate Data Reporting for such calendar month and an invoice reflecting the Data Fee therefor, and (ii) if Pharmacyclics receives fewer than [*] of the installments of the Data Reporting for a given calendar month prior to the expiration of a grace period of five (5) days commencing, for any such installment, on the due date specified in Schedule B, Pharmacyclics shall not be obligated to pay more than [*] of the Data Fee for the Data Reporting for such calendar month.

6.4                               Notwithstanding anything stated herein to the contrary, Distributor and Pharmacyclics each agree that to the extent that it receives, in the performance of services hereunder, PHI, such PHI shall be used or disclosed by it only as permitted by applicable state and federal laws, including without limitation applicable Administrative Simplification provisions of HIPAA, as the same may be amended from time-to-time.

7.                                      PRODUCT PRICING

7.1                               Distributor shall purchase Product from Pharmacyclics at a price per unit as specified in Schedule A.  Distributor shall have sole responsibility and authority for determining the price at which it will sell Product to its Participants.

7.2                               All amounts due under Section 7.1 above are payable by check to Pharmacyclics in U.S. currency.  Pharmacyclics shall invoice Distributor for all amounts due hereunder.  Distributor shall pay all such invoices in accordance with the due dates specified therein, under which (i) the payment owed shall be net of a [*] discount applied against the invoiced amount if (A) in the case of any invoice issued within ninety (90) days of the

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

Product Launch Date, such payment is received by Pharmacyclics within forty-five (45) days of the issue date of the invoice (B) in the case of any invoice issued after the expiration of ninety (90) days following the Product Launch Date, such payment is received by Pharmacyclics within thirty (30) days of the issue date of the invoice and (C) Data Aggregator receives by the due date(s) specified in Exhibit B complete and accurate Data Reporting for the month preceding the issuance of the invoice (such achievement, a “Full Performance Data Reporting Month”), and (ii) the payment owed shall be the full amount invoiced if (D) in the case of any invoice issued within ninety (90) days of the Product Launch Date, such payment is received by Pharmacyclics forty-six (46) or more days after the issue date of the invoice (E) in the case of any invoice issued after the expiration of ninety (90) days following the Product Launch Date, such payment is received by Pharmacyclics thirty-one (31) or more days after the issue date of the invoice or (F) Distributor did not achieve a Full Performance Data Reporting Month for the month preceding the issuance of the invoice.  In the event that an invoice payment due date falls on a Saturday, Sunday or a federal holiday, Distributor may make payment on the next business day and still satisfy the prompt payment requirement which, in combination with the achievement of a Full Performance Data Reporting Month for the month preceding the issuance of the invoice, is needed to earn the prompt payment discount for the invoice.  All past due accounts may be charged 1.5% interest per month.

7.3                               Except as otherwise expressly set forth herein, Distributor shall be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement.

7.4                               All prices are exclusive of federal, state and local excise, sales, use and other taxes levied or imposed on the sale, shipment, delivery, ownership, possession or resale of Product or any other activities contemplated under this Agreement.  Except for taxes on Pharmacyclics’ income, Distributor shall be liable for and pay all taxes imposed in connection with the activities of Distributor contemplated hereunder.

8.                                      REPLACEMENTS AND RETURNS

In the event Distributor or a Distributor Participant returns or requests to return a Product, Distributor shall promptly notify Pharmacyclics and Pharmacyclics shall, upon return of Product, give Distributor a credit in the amount of the purchase price paid by Distributor for the returned Product, provided that the (i) Product is either returnable and returned under Pharmacyclics’ then-current Return Goods Policy for Product purchases, or (ii) Pharmacyclics has nevertheless authorized the return; and provided that the reason for the return of the Product does not arise from (x) the negligence or intentional misconduct of Distributor or any of its agents or employees, (y) failure of Distributor to comply with the terms of this Agreement or (z) misdelivery or loss of Product by a carrier used by Distributor.  For any return of Product authorized by Pharmacyclics, Distributor shall send the Product, or shall instruct Participants to send the Product, to Pharmacyclics or Pharmacyclics’ designated disposal company as specified and in the manner described in the then current Return Goods Policy for Product.  Unless Distributor receives notice to the contrary from Pharmacyclics in accordance herewith, the Return Goods Policy for Product set forth in Schedule C will take effect on the Product Launch Date.  Pharmacyclics may modify or restate the Return Goods Policy for Product at any time by providing Distributor with advance written notice of such modification or restatement in accordance with the notice provisions of Section 19.3, which modified or restated Return Goods Policy for Product shall become effective upon the date of delivery of the associated notice as specified in Section 19.3.

9.                                      ADVERSE EVENT REPORTING AND PARTICIPANT COMPLAINTS

Distributor will comply with applicable state and federal laws, regulations, and policies and instructions concerning serious adverse events in accordance with Distributor’s policies and procedures.  Distributor will report to Pharmacyclics any product problems such as defective or mislabeled product, as soon as possible, but no later than two (2) business days after becoming aware of such an issue.

10.                               SUSPENSION OF DISTRIBUTION AND RECALLS

Upon written notification and request by Pharmacyclics to suspend distribution of Product, Distributor shall use commercially reasonable efforts to suspend its distribution of Product.  If the suspension continues for more than six (6) weeks, Pharmacyclics will repurchase the Product held in inventory by Distributor at the price paid for such Product by Distributor, and Distributor shall have the right to terminate this Agreement for material breach under Section 13.3 excluding the thirty (30) day cure period.  All repurchased Product shall be returned to Pharmacyclics at Pharmacyclics’ expense.

10.1                        Pharmacyclics shall promptly notify Distributor of any recalls initiated by Pharmacyclics or required by the FDA.  Upon receipt of notice of a recall from Pharmacyclics, Distributor shall promptly notify the affected Participants in accordance with Distributor’s standard recall guidelines.  Pharmacyclics shall provide Distributor with a form letter to be used in connection with notice of any recall, subject to Distributor’s review and prior written approval of the form letter, which approval shall not unreasonably withheld.  Pharmacyclics shall be responsible for the mailing, shipping and reasonable administrative expenses incurred by Distributor in connection with the recall as well as the cost of replacement Product for Distributor’s Participants, except to the extent that the reason for the recall arises from (i) the negligence or intentional misconduct of Distributor or any of its agents or employees or (ii) failure of Distributor to comply with the terms of this Agreement.  Distributor shall cooperate in any recalls by providing relevant Product information to Pharmacyclics.

10.2                        Distributor shall maintain for two (2) years after termination or expiration of this Agreement such information as reasonably required in the event of a Product recall after termination or expiration of this Agreement, and shall make such information available to Pharmacyclics at Pharmacyclics’ expense in the event of such a recall.

10.3                        Distributor shall use its commercially reasonable efforts to cooperate with Pharmacyclics in investigating any Product failure which resulted in the need for a recall.

11.                               REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR

11.1                        In performing its obligations under this Agreement, Distributor shall comply with all applicable laws and regulations, including without limitation (A) federal and state pharmacy laws and regulations, laws and regulations relating to the dispensing and/or disposal of pharmaceutical products and hazardous wastes (to the extent disposal of Product is Distributor’s responsibility under this Agreement); (B) laws and regulations relating to the prohibition of off-label promotion; and (C) the Social Security Act, and as applicable, the federal healthcare anti-kickback statute at Section 1128(B)(b) and its implementing regulations (42 C.F.R. Section 1001.952(h)), in furtherance but not limitation of which Distributor agrees that it will fully and accurately account for, and report, any discounts received in accordance with the terms of this Agreement in compliance with all applicable federal, state and local laws and regulations, and Distributor shall comply with all applicable professional and industry standards and good business practices.

11.2                        Distributor shall not take any action which would reasonably be anticipated to materially adversely affect its standing or that of Pharmacyclics in the industry or with respect to Product Participant base or which would undermine the image of Product.

11.3                        Distributor represents and warrants that it now has and shall maintain in full force during the term of this Agreement all federal and state pharmacy, wholesaler and other licenses or approvals required for Distributor to fulfill its obligations under this Agreement, except that Distributor shall not be required to maintain its licenses in any state which amends its laws and regulations to require an in-state pharmacy presence as a requirement for licensing if the new requirement would materially increase the costs incurred by Distributor in performing its obligations under this Agreement.

11.4                        Distributor shall not use the trademarks or tradenames of Pharmacyclics except to the extent contained in Product literature provided by Pharmacyclics and on Product labels or as otherwise approved in writing by Pharmacyclics.

11.5                        Distributor represents that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other agreement to which Distributor is a party.

12.                               REPRESENTATIONS AND WARRANTIES OF PHARMACYCLICS

12.1                        Pharmacyclics represents and warrants that as of date of shipment the Products: (i) are free from defect in design, material and workmanship; (ii) comply with all applicable laws, regulations, directives and requirements of the FDA, including those related to the adulteration or misbranding of products within the meaning of Sections 501 and 502 of the Food Drug and Cosmetics Act (“FDCA”); (iii) are not articles which may not be introduced into interstate commerce pursuant to the requirements of Sections 505, 514, 514, 516 or 520 of the FDCA; (iv) have been manufactured in accordance with current FDA Good Manufacturing Practices as required by 21 C.F.R. §§ 210 and 820; (v) to its knowledge are not infringing upon the valid and enforceable patents or trademarks of any third party; and (vi) have been approved by the FDA pursuant to Section 505 of the FDCA.

12.2                        Pharmacyclics shall not use the trademark or tradenames of Distributor or any Affiliate except to the extent necessary for activities contemplated under this Agreement or as otherwise approved in writing by Distributor.  For the avoidance of doubt, Pharmacyclics shall be allowed to make reference to the corporate name of Distributor in marketing materials or communications relating to the Product or in the context of Product information on websites hosted by Pharmacyclics.

12.3                        In performing its obligations under this Agreement, Pharmacyclics shall comply with all applicable laws and regulations, including without limitation federal and state pharmacy laws and regulations, laws and regulations relating to the disposal of pharmaceutical products and hazardous wastes (to the extent disposal of Product is Pharmacyclics’ responsibility under this Agreement), laws and regulations relating to the prohibition of off-label promotion, and all applicable professional and industry standards and good business practices.

12.4                        Pharmacyclics shall not take any action which would reasonably be anticipated to materially adversely affect its standing or that of Distributor in the industry or with respect to Product Participant base or which would undermine the image of Product.

12.5                        Pharmacyclics represents that it has the authority to enter into this Agreement and that its execution of this Agreement and its performance of its obligations hereunder will not conflict with and is not prohibited by any other Agreement to which Pharmacyclics is a party.

12.6                        Pharmacyclics represents and warrants that neither it nor any of its employees or representatives has been or is debarred pursuant to the FDCA or has been or is excluded from participating in a federal health care program, including without limitation the Medicare and Medicaid programs.  Moreover, Pharmacyclics covenants that in the event it or any of its employees or representatives are subsequently debarred under the FDCA or excluded from a federal health care program during the term hereof, Pharmacyclics shall immediately notify Distributor of such action.

13.                               TERM AND TERMINATION

13.1                        The initial term of this Agreement shall commence on the Effective Date and shall continue thereafter for a period of one (1) year, unless earlier terminated as provided herein.  The term shall be extended automatically at the end of the initial term and any renewal term thereafter for an additional one (1) year period unless terminated by either party upon written notice to the other party of non-renewal at least ninety (90) days prior to the expiration of the initial term or any renewal term thereafter.

13.2                        Either party may terminate this Agreement for any reason, at any time upon ninety (90) days prior written notice to the other party.

13.3                        Either party may terminate this Agreement (i) for a material breach by the other party upon thirty (30) days’ prior written notice unless the breaching party cures the breach within forty-five (45) days or (ii) in the event of any proceedings, voluntary or involuntary, in bankruptcy or insolvency, by or against the other party, or the appointment with or without the other parties’ consent of a receiver for such party.

13.4                        Upon receipt or delivery of a termination notice, the parties shall cooperate to transition distribution of Product for Distributor’s Participants to a party to be designated by Pharmacyclics.  Transition of distribution under this Section shall mean the following:

(i)            At Pharmacyclics’ request, Distributor shall provide notice to all of Distributor’s Participants of the change in distributors.

(ii)           Distributor shall provide the necessary information from the Dataset, as allowable and in accordance with the law and all confidentiality requirements set forth in this Agreement, to the designated distributor.

(iii)          Distributor’s obligation to order additional product shall cease and Pharmacyclics shall repurchase any Product held in inventory by Distributor on the day of termination at the price paid for the Product by Distributor.  All such inventory shall be returned to Pharmacyclics at Pharmacyclics’ cost.

13.5                        Sections 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 shall survive termination or expiration of this Agreement.

14.                               REGULATORY, INSPECTIONS, AUDITS

14.1                        During the term of this Agreement and for a period of one (1) year thereafter, each party may perform an audit relating to the other party’s compliance with the requirements of this Agreement.  The foregoing notwithstanding, neither party shall be required to disclose any PHI or any information it is barred from disclosing by a confidentiality agreement to a third party.  Each party shall be limited to a single audit per year, whether conducted during the term of this Agreement or the one year period thereafter, provided that a party’s limit of a single audit per year shall not apply to any audit initiated for cause by such party.  Any audit initiated under this Section 14.1 shall be conducted during normal business hours and upon at least thirty (30) days prior written notice (which notice shall specify the purpose of the audit and the time period to be audited).  No audit may review data pertaining to time periods more than twelve (12) months prior to the notice of audit.  Audits will be performed by either a party’s personnel or by a third party auditor approved by both parties (“Third Party Auditor”).  The Third Party Auditor must sign a confidentiality agreement with each party before performing an audit.  Each party will be responsible for all costs incurred in the performance of any audit it requests, and will reimburse the audited party for photocopying and computer processing costs (including reasonable charges for any requested computer programming and/or retrieval of archived records) incurred in connection with such audit.  Each party will provide to the audited party a complete copy of any audit report generated pursuant to this Section 14.1.  In addition to the above requirements and limitations, any audit desired by a party shall be conducted as follows: (i) Within fifteen (15) days of receipt of an audit notice, the party being audited shall deliver a confidentiality agreement to the requesting party or the Third Party Auditor, as applicable, and (ii) within forty-five (45) days of the execution of an audit confidentiality agreement between the parties, the party being audited shall schedule an on-site review and audit of the relevant data.

15.                               INDEMNIFICATION

15.1                        Pharmacyclics shall at all times during the term of this Agreement and thereafter defend, indemnify and hold Distributor and its Affiliates, officers, directors, agents and employees harmless from and against any and all claims, demands, actions, causes of action, losses, judgments, lawsuits, damages, liabilities, costs and expenses (including, but not limited to, court costs and costs of settlement, and reasonable attorneys’ fees), (each, a “Loss”) that Distributor may suffer or incur in connection with any third-party claim arising out of: (i) the death of, or bodily injury to, any person on account of the use of any Product, (ii) any recall, quarantine, warning, or withdrawal of any Product, or (iii) any breach by Pharmacyclics of any of its representations, warranties, covenants or agreements contained in this Agreement; provided however, that the foregoing obligation of indemnification shall not apply to the extent any such Loss arises from (i) the negligence or intentional misconduct or violation of applicable law on the part of Distributor or its Affiliates, or any of its officers, directors, agents or employees or (ii) breach by Distributor of any of the terms of this Agreement.

15.2                        Distributor shall at all times during the term of this Agreement and thereafter defend, indemnify and hold Pharmacyclics and its Affiliates, officers, directors, agents and employees harmless from and against any Loss that they may suffer or incur in connection with any third-party claim arising out of (i) the negligence or intentional misconduct of Distributor or any of its Affiliates, officers, directors, agents or employees, or (ii) any breach by Distributor of any of its representations, warranties, covenants or agreements contained in this Agreement; provided however, that the foregoing obligation of indemnification shall not apply to the extent any such Loss arises from (i) the negligence or intentional misconduct or violation of applicable law on the part of Pharmacyclics or its Affiliates, or any of its officers, directors, agents or employees or (ii) breach by Pharmacyclics of any of the terms of this Agreement.

15.3                        A party seeking indemnification under this section shall give written notice to the other party within five (5) business days of the indemnified party’s first knowledge of the third party claim giving rise to an indemnity obligation hereunder, provided that a delay in providing such notice will not relieve the indemnifying party of its indemnification obligations hereunder unless the indemnifying party has been materially prejudiced by such delay.  Provided that the indemnifying party is not contesting the indemnity obligation, the indemnified party shall permit the indemnifying party to control any litigation relating to such claim, including without limitation control over the retention of counsel and control over the settlement or other disposition of any such claim, provided that the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the defense, settlement or disposition of such claim as the defense, settlement or disposition relates to the party/ies being indemnified under this Section.  The indemnified party shall cooperate with the indemnifying party in its defense of any claim for which indemnification is sought hereunder.  If the indemnifying party fails to defend the claim within a reasonable time, the indemnified party may assume the defense thereof, and the indemnifying party will reimburse the indemnified party for all expenses incurred in connection with such defense (including reasonable attorney’s fees, settlement payments, and payments of judgments) until the indemnifying party assumes such defense.  All rights of the indemnified party against any third party with respect to which a claim of indemnity was paid hereunder shall be subrogated to the indemnifying party.

15.4                        In no event shall either party be liable for loss of profit or any other incidental or consequential damages of the other party.

16.                               CONFIDENTIALITY

16.1                        Distributor and Pharmacyclics each shall maintain the confidentiality of any confidential and/or proprietary information of the other party and the terms of this Agreement (“Confidential Information”).  Such Confidential Information shall not be disclosed to either party’s employees or representatives or to any third party, or used by or for the benefit of such party or any third party, directly or indirectly, except as may be necessary to carry out or enforce this Agreement.  Neither party shall use the name of the other party, including any tradename or trademark, in any advertising or promotional materials or in any communication without prior written consent of such other party; provided, however, that Distributor may reference Pharmacyclics in product informational communications.  The foregoing notwithstanding, the restrictions of this Section shall not apply to information: (A) which is required to be disclosed by law; (B) which the receiving party can show was known to it prior to the disclosure by the disclosing party; (C) which is or becomes public knowledge through no fault of the receiving party; (D) which is lawfully disclosed to the receiving party by a third party; or (E) which a client or its agent or representative on behalf of the client, reviews in connection with an audit of its agreement with Distributor and disclosure of the terms and conditions of this Agreement is reasonably necessary in such context; provided, the client or its agent or representative (as appropriate) has agreed to hold such documents in confidence prior to receipt of any such Confidential Information.  In addition, nothing in this Section 16 shall prevent Pharmacyclics from disclosing Confidential Information to any Business Partner for Business Partner’s use in connection with any product or program of Pharmacyclics, provided that the Business Partner is subject to non-use and non-disclosure obligations at least as stringent as those imposed on Pharmacyclics hereunder and any breach thereof by Business Partner shall be deemed a breach of such obligations by Pharmacyclics hereunder.

16.2                        Immediately upon the expiration or termination of this Agreement, Distributor and Pharmacyclics shall cease use of and deliver to the other party all Confidential Information of the other party that such party may have in its possession or control; provided that one copy may be kept for archival purposes (subject to the confidentiality requirements of this Agreement).

16.3                        Nothing contained herein shall be deemed to grant to either party any rights or licenses under any patent applications or patents or to any know-how, technology, inventions or other intellectual property rights of the other party.

16.4                        Notwithstanding anything to the contrary contained herein, Distributor shall be permitted to disclose to potential and existing Participants of Distributor that Distributor distributes Product under an agreement with Pharmacyclics, and shall be permitted to disclose to potential purchasers of stock or assets of Distributor or other potential sources of capital (i) that Distributor distributes Product under an agreement with Pharmacyclics and (ii) the general nature of the relationship with Pharmacyclics.  Distributor shall also be permitted to make such public statements regarding its relationship with Pharmacyclics as may be required by law, regulation or by obligations pursuant to any listing agreement with any securities exchange.

16.5                        The obligations of the parties under this Section 16 shall continue during the term of this Agreement and for a period ending five (5) years after termination or expiration of this Agreement.

17.                               INSURANCE

During the term of this Agreement and thereafter as may be necessary to cover claims associated with Product purchased by Distributor (whether such claims are made during or after such term), (i) Pharmacyclics shall obtain, pay for, and keep in full force and effect policies of Commercial General Liability and Product Liability Insurance; and (ii) Distributor shall obtain, pay for, and keep in full force and effect policies of Commercial General Liability, Product Liability and Professional Liability Insurance; provided that in each case such insurance, together with the policy holding party’s liability umbrella policies, if any, shall, by virtue of either the limit of a single policy or the combined limits of a plurality of policies, have minimum per occurrence/per claim limits of at least five million dollars ($5,000,000), and which policies shall be carried by one or more insurance carriers with an AM Best Rating of at least A-, VII or its equivalent.  In the event that any such insurance policy is written on a claims-made basis, then the policy shall be maintained during the entire period of this Agreement and for a period of not less than three (3) years following the termination or expiration of this Agreement.  Each party shall (i) either effect an endorsement(s) of its subject insurance policy(ies) designating the other party as an additional insured thereof or carry its subject insurance policy(ies) with specific policy language granting such additional insured coverage; and (ii) upon request provide the other party with a Certificate(s) of Insurance reflecting such endorsement(s) or evidence of specific policy language granting such coverage.  A new certificate(s) shall be provided to the other party each time any such insurance policy(ies) is/are renewed.

18.                               DISPUTE RESOLUTION

18.1                        By Representatives and Officers.  Pharmacyclics and Distributor each shall designate an individual as the primary point of contact for the purpose of administering such party’s obligations under this Agreement.  If a dispute arises out of or relates to this Agreement, or any party’s performance under or breach of this Agreement (a “Dispute”), Distributor’s and Pharmacyclics’ respective representatives shall first attempt to resolve any such Disputes for up to thirty (30) days, after which time any unresolved Disputes shall be submitted for resolution by the General Counsel of Pharmacyclics and the legal representative of Distributor.  If such executives cannot resolve any such Disputes within thirty (30) days of such submission, then Distributor or Pharmacyclics may submit such Disputes for resolution by arbitration under Section 18.2 below.

18.2                        Binding Arbitration.  If any Dispute is not resolved pursuant to Section 18.1, then Distributor or Pharmacyclics may submit such Dispute for binding arbitration.  Such arbitration shall be conducted by, and in accordance with the then-applicable rules of, JAMS and shall be held in the state in which the party not electing to bring suit has its principal business site.  The award rendered shall be final and binding upon the parties.

18.3                        Costs.  The party against whom the arbitrator rules shall reimburse the prevailing party for all reasonable attorneys fees incurred by the prevailing party in such proceeding.

18.4                        Injunctive Relief.   Nothing in this Agreement shall be deemed as preventing Distributor or Pharmacyclics from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect any party’s name, proprietary information, trade secrets, know-how or any other proprietary rights.  Judgment upon the arbitrator’s award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

19.                               MISCELLANEOUS

19.1                        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall have the right to assign this Agreement or its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign this Agreement or its rights and obligations hereunder to its Affiliates or successors in business who assume and agree to be bound by the terms hereof provided the entity has demonstrated financial ability to carry out the party’s obligations hereunder.

19.2                        This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby.  No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of both parties.

19.3                        Any notice required by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, or by air courier, hand delivery or facsimile, to the parties at the following addresses:

If to Pharmacyclics:

Pharmacyclics, Inc.

995 E. Argues Avenue

Sunnyvale, CA 94085

Attn: Commercial Operations

Fax: 408-215-3684

With copy to:

995 E. Argues Avenue

Sunnyvale, CA 94085

Attn: General Counsel

Fax: (408) 774-0340

If to Distributor:

Diplomat Specialty Pharmacy

4100 S. Saginaw St.

Flint, MI 48507

Attn: General Counsel

Fax:

Any notice sent under this Section shall be deemed delivered within five (5) days if sent by mail and within twenty-four (24) hours if sent by courier or hand delivery.

19.4                        Neither party shall be liable for any failure or delay caused by fires, flood, earthquakes, peril of the sea, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, wars, acts, restraints, requisitions, regulations, or directions of governmental authorities (not due to the acts or omissions of the non-performing party), shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, or any other cause beyond its reasonable control.

19.5                        Headings included herein are for convenience only, and shall not be used to construe this Agreement.

19.6                        For purposes of this Agreement, the parties and their employees and agents shall not be deemed agents, servants, partners, joint ventures or employees of the other party.  Thus, they do not have the authority to take action on a party’s behalf or to bind the other party without the other party’s prior written consent.  The parties, its employees and agents are acting in the capacity of independent contractors.  The parties are not responsible for withholding, and shall not withhold, FICA or taxes of any kind from any payments it owes to the other party.  Each party is responsible to provide any and all compensation, benefits and/or insurance to its employees and agents.  It is also understood and expressly acknowledged that the party’s employees and agents are not eligible to participate in, nor are they eligible for coverage under, any of the other party’s benefit plans, programs, employment policies, procedures or workers’ compensation insurance.

19.7                        If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this

Agreement, except if the principal intent of the Agreement is frustrated by such reformation or deletion, in which case this Agreement shall terminate.

19.8                        Failure of either party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement as a result of any subsequent default or breach.

19.9                        This Agreement shall be construed and enforced in accordance with the laws of the State of California, excluding choice of law rules.

19.10                 Construction.  Titles, headings and other captions are for convenience only and are not to be used for interpreting this Agreement.  Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have drafted the Agreement or authorized the ambiguous provision.

19.11                 Exclusion of Extrinsic Evidence.  It is the express intent of the parties to exclude, and the parties hereby agree to exclude, in any litigation or legal proceeding relating to this Agreement, any and all evidence of oral or other communications between the parties concerning the meaning or interpretation of this Agreement, regardless of whether any such communications were made before or after the execution of this Agreement (any and all such evidence, “Extrinsic Evidence”).  The parties hereby mutually agree, covenant and pledge (i) not to offer into evidence any Extrinsic Evidence in connection with the meaning or interpretation of this Agreement in any litigation or legal proceeding relating to this Agreement, and (ii) solely as and to the extent any material parol evidence is in dispute with respect to an issue not governed by the terms and conditions of this Agreement or made subject thereto by virtue of the merger and integration provision set forth in Section 19.2 above, and solely in any litigation or legal proceeding between the parties not subject to the binding arbitration procedures set forth in Section 18 above, to accept and stipulate, and hereby so accept and stipulate, to the disposition by special verdict of any and all factual issues in connection with which the disputed material parol evidence is offered, prior to any decision or judgment rendered in the matter by a court having jurisdiction thereof, as permitted under Medical Operations Management, Inc. v. National Health Laboratories, Inc., 176 Cal. App. 3d 886 (1986) and City of Hope National Medical Center v. Genentech, Inc., No. 129463, 2008 WL 1820916 (Cal. Apr. 24, 2008).

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DIPOLMAT PHARMACY, INC.		PHARMACYCLICS, INC.
(DISTRIBUTOR)

By:	/s/ Ryan E. Ruzziconi	By:	/s/ Richard B. Love
Name:	Ryan E. Ruzziconi	Name:	Richard B. Love
Title:	VP and General Counsel	Title:	VP and General Counsel

Date:	August 13, 2013	Date:	August 9, 2013

SCHEDULE A

Product	NDC#	Strength	Package Size	Price*

ibrutinib	57962-140-09	140mg	90 capsule bottle	[*]

ibrutinib	57962-140-12	140mg	120 capsule bottle	[*]

[*]

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

SCHEDULE B

DISPENSING REPORT

Ibrutinib Product

Distributor shall provide the Dispensing Report on a daily basis (such Dispensing Report, the “Daily Dispensing Report”) to Pharmacyclics, the Designated Business Partner, and the Data Aggregator who is selected by Pharmacyclics to receive the Daily Dispensing Report (the “Daily Data Aggregator”).  The requirements of the Daily Dispensing Report are described in paragraphs I-III under the heading “Daily Dispensing Report Requirements” below.

Distributor shall provide the Dispensing Report on a weekly basis (such Dispensing Report, the “Weekly Dispensing Report”) to the Data Aggregator who is selected by Pharmacyclics to receive the Weekly Dispensing Report (the “Weekly Data Aggregator”).  The requirements of the Weekly Dispensing Report are described in paragraphs IV-VI under the heading “Weekly Dispensing Report Requirements” below.

Daily Dispensing Report Requirements

I.             Data Record General Requirements:

•                                          Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•                                          Field delimiter - Pipe (“I”)

II.            The Daily Dispensing Report must be in an electronic format, include the data records/files specified in the table below and cover the period commencing on the opening of business on a given day of the week (including Saturdays and Sundays) through the close of business on such day (each such period, a “Day”).  The Daily Dispensing Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

III.          The Distributor shall transmit the Daily Dispensing Report to the Daily Data Aggregator, the Designated Business Partner, and Pharmacyclics no later than 12 p.m. (noon) EST each day for the previous Day’s dispensing activity.  If the day the Daily Dispensing Report is due falls on a Saturday, Sunday or nationally recognized holiday, Distributor shall submit the Report on the next business day.

Weekly Dispensing Report Requirements

IV.          Data Record General Requirements:

•                                          Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•                                          Field delimiter - Pipe (“I”)

V.            The Weekly Dispensing Report must be in an electronic format, include the data records/files specified in the table below and cover the period commencing on a given Saturday through and including the close of business on Friday (each such consecutive 7-day period, a “Week”) The Weekly Dispensing Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

VI.          The Distributor shall transmit the Weekly Dispensing Report to the Weekly Data Aggregator no later than 12 p.m. (noon) EST each Monday for the previous Week’s dispensing activity.  If the day the Weekly Dispensing Report is due falls on a nationally recognized holiday, Distributor shall submit the Report on the next business day.

Report Type - Dispensing Report

Field #	Data Category	Data Element	Description	Identified Required	Notes/ Coding Instructions	Field Length	Format	Example	Comment
1	Patient	Record Code	Required for patient de- identification process	Yes	Must be populated with ‘PAT’		Alpha Num		If encryption is done at the SPP, this field needs to be populated with encryption key. Else, SPP send non-encrypted data to data integrator for encryption.
2	Transaction	Record Type	Indicates type of record being submitted	Yes	STATUS, DISPENS E, REFERRA L, etc.		Alpha
3	Transaction	HUB Pharmacy site indentifier	Unique code designating pharmacy submitting the record	Yes	DIP, BLG, TLC, ONC, AVE		Alpha	i.e. Diplomat code = DIP, etc. Will provide full list
4	Patient	Patient HUB ID	HUB ID of the Patient	If available	Submit as D999999 for Deidentified		Alpha Num
5	Patient	Specialty Pharmacy Patient or Case ID	Patient ID will uniquely identify each patient. This would be an alphanumeric ID (Record ID)	Yes	Must be HIPAA compliant		Alpha Num	HJ2011203
6	Patient	Site of Care	Site where care was provided to the patient	Yes			Alpha Num	Home administered = H or HCP office= HCP or other = 0
7	Patient	Patient Enrollment Form (“PEF”)

This field indicates whether the Service Provider, has received the Patient Enrollment Form, which includes the Patient’s Authorization to disclose the PHI/IIHI, including the PHI/IIHI set forth in data fields “Year of Birth” and “Gender”

				If available			Alpha	Y = Received; N = Not Received
8	Patient	Executed Patient Authorization PEF

This field indicates
whether the Service Provider has received a fully executed PEF (including a Patient Authorization that was executed/ signed by the Patient authorizing the disclosure of the Patient PHI/IIHI) if indicated with an “N”, data fields “Year of Birth” and “Gender” should not be submitted.

				If available			Alpha	Y = Received; N = Not Received
9	Patient	Patient Last Name	Patient Last Name	Yes			Alpha Num		Only provide if data is not encrypted onsite
10	Patient	Patient First Name	Patient First Name	Yes			Alpha Num		Only provide if data is not encrypted onsite
11	Patient	Patient Middle Name	Patient Middle Name	Yes			Alpha Num		Only provide if data is not encrypted onsite
12	Patient	Patient Address 1	Patient’s primary correspondence address line 1	Yes			Alpha Num	22 Benson Turnpike	Only provide if data is not encrypted onsite

Report Type - Dispensing Report

Field #	Data Category	Data Element	Description	Identified Required	Notes/ Coding Instructions	Field Length	Format	Example	Comment
13	Patient	Patient Address 2	Patient’s primary correspondence address line 2	If available			Alpha Num	Ste 567	Only provide if data is not encrypted onsite
14	Patient	Patient City	Patient’s primary correspondence city	Yes			Alpha Num		Only provide if data is not encrypted onsite
15	Patient	Patient State	Patient’s primary correspondence state	Yes			Alpha Num		Only provide if data is not encrypted onsite
16	Patient	Patient Zip	Patient’s primary correspondence zip	Yes	5 digits		Numeric	17034	Only provide if data is not encrypted onsite
17	Patient	Patient Primary Contact Phone #	Patient’s primary correspondence phone	Yes			Numeric	3032328569	Only provide if data is not encrypted onsite
18	Patient	Patient Birth Date	Need full and true/actual date of birth. Needed to be able to de-identify the patient and maintain longitudinally	Yes	MM/DD/ YYYY	10	Date		Only provide if data is not encrypted onsite
19	Patient	Patient Gender	Patient Gender (M/F)	Yes	M - Male, F - Female	1	Alpha Num
20	Patient	Patient Weight	Patient Weight	If available			Numeric	Rounded up to whole Lbs
21	Patient	ICD - 9 - Primary	Numeric ICD-9 Code	Yes			Alpha Num	40.01
22	Patient	ICD - 9 - Secondary	Numeric ICD-9 Code	No	if available		Alpha Num
23	[*]	[*]	[*]	[*]			[*]	[*]
24	Patient	Patient Status	Indicates if a patient’s therapy is active, on- hold or discontinued. Values depend on SP’s Case Management System	Yes	Actual value or empty if not supplied		Alpha Num	Select from drop down list
25	Patient	Patient Sub Status

This field should be populated only if Patient Shipment has been suspended. DCxx where xx indicates the reason for the therapy being discontinued for this patient. CCxx where xx indicates the reason for the therapy being cancelled. OHxx where xx indicates the reason for the therapy being On Hold PDxx where xx indicates the reason for the therapy being pending Values depend on SP’s Case Management System

				Yes, if status is not active	Actual value or empty if not supplied When this field is populated, the product dispensing fields should be empty or zero.		Alpha Num	Select from drop down list
26	Patient	Patient Status Date	Date the current patient status was set	Yes	MM/DD/ YYYY	10

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

27	Patient	Referral Source	Indicates original source of the patient	If available	Actual value or empty if not supplied			Direct, Hub, Retail
28	Patient	Referral date	Date patient referral is received	Yes	MM/DD/ YYYY	10
29	Physician - Prescriber	Prescribing Physician NPI #	Prescribing NPI #	Yes	Actual value or ‘Restricted’ if legislative restriction		Alpha Num	2313036901
30	Physician - Prescriber	Prescribing Physician DEA #	Prescribing DEA #	If available	Actual value or ‘Restricted’ if legislative restriction		Alpha Num	AB2374658
31	[*]	[*]	[*]	[*]	[*]		[*]	[*]
32	[*]	[*]	[*]	[*]
33	Physician - Prescriber	Prescribing Physician First Name	Prescribing Physician First Name	Yes	Actual value or ‘Restricted’ if legislative restriction		Alpha Num	Julie
34	Physician - Prescriber	Prescribing Physician Last Name	Prescribing Physician Last Name	Yes	Actual value or ‘Restricted’ if legislative restriction		Alpha Num	Marsh
35	Physician - Prescriber	Prescribing Physician Middle Initial	Prescribing Physician Middle Initial	No	Actual value or ‘Restricted’ if legislative restriction		Alpha Num
36	[*]	[*]	[*]	[*]		[*]	[*]
37	[*]	[*]	[*]	[*]		[*]
38	Physician - Prescriber	Prescriber Specialty	Prescriber Specialty	If available		50
39	Physician - Prescriber	Prescribing Physician Address 1	Prescribing Physician Address 1	Yes	Actual value or ‘Restricted’ If legislative restriction		Alpha Num	610 Main St.
40	Physician - Prescriber	Prescribing Physician Address 2	Prescribing Physician Address 2	No	Actual value or ‘Restricted’ if legislative restriction		Alpha Num	Bldg 200
41	Physician - Prescriber	Prescribing Physician City	Prescribing Physician City	Yes	Actual value or ‘Restricted’ if legislative restriction		Alpha	New Orleans
42	Physician - Prescriber	Prescribing Physician State	Prescribing Physician State	Yes	Actual value or ‘Restricted’ if legislative restriction		Alpha	LA
43	Physician - Prescriber	Prescribing Physician Zip	Prescribing Physician Zip	Yes	5 digits or first 3 if legislative restriction		Numeric	17034
44	Physician - Prescriber	Prescribing Physician Phone Number	Prescribing Physician Phone Number	Yes	10 digits, no dashes, or empty		Numeric	3032328569
45	Physician - Prescriber	Prescribing Physician Fax Number	Prescribing Physician Fax Number	Yes	10 digits, no dashes, or empty		Numeric	3032328569
46	Drug	Product NDC	National Drug Code — always send 11 digit NDC	Yes	Actual value or empty if not supplied, no dashes	11	Numeric	55555222200
47	Drug	Product Form	Product Form	If available	Actual value or empty if not supplied		Alpha

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

48	Drug	Drug Name	Drug name	Yes	Actual value or empty if not supplied		Alpha Num
49	Drug	Dosage	Dosage	If available	Actual value or empty if not supplied		Alpha Num	2x per week
50	Drug	Dispensing unit of measure	This file will be the unit of measure quantified by the quantity shipped field. Such as tab for tablets, vials for vials, mls for milliliters.	Yes, if dispensed	Actual value or empty if not supplied		Alpha	tablets
51	Drug	Dispense Date	Date dispense occurred	Yes, if dispensed		10	Date	MM/DD/YYYY
52	Drug	Dispense Quantity	Quantity of Medication Dispensed	Yes, if dispensed			Numeric
53	Drug	Days Supply	# of days supply	Yes, if dispensed	Actual value or empty if not supplied		Numeric	28
54	Rx	Rx Number/ Order Number	The number the pharmacy assigns to the prescription	Yes, if dispensed	Actual value or empty		Numeric	50023691020 3
55	Rx	Rx Date	Date Rx was written	Yes, if dispensed	MM/DD/ YYYY	10	Numeric	20120425
56	Rx	# of Refills Prescribed	The number of refills included in the initial prescription	If available	Actual value or empty		Numeric	01 to 99
57	Rx	# of Refills Remaining	The number of refills that patient has remaining	If available	Actual value or empty		Numeric	00 to 99
58	Rx	Fill Number	Fill number of prescription	Yes, if dispensed	Actual value or empty	2	Numeric	00, 01, etc.
59	Rx	Fill Status	Filled, Rejected, Returned	If available	Actual value or empty		Alpha	Select from drop down list
60	Rx	Fill Type	New or Refill	Yes, if dispensed	N - new, R - refill		Alpha	Select from drop down list	Data integrator required this data
61	Payor - Primary	Primary Specialty Pharmacy Primary Payor ID	Unique ID designated by Specialty Pharmacy for Primary Payor ID	If available			Alpha
62	Payor - Primary	Primary Payor Name	Patient’s insurance carrier	If available	Actual value or empty if not supplied		Alpha Num	Aetna
63	Payor - Primary	Primary Payor Type	Indicates type of Payor	If available	Actual value or empty if not supplied		Alpha Num	Select from drop down list
64	Payor - Primary	Primary Plan Name	Plan name for patient’s insurance	If available	Actual value or empty if not supplied		Alpha Num	Aetna of NJ
65	[*]	[*]	[*]	[*]	[*]		[*]	[*]
66	Payor - Primary	Primary Plan ID	Patient’s ID for the payor	Yes			Alpha Num
67	Payor - Primary	Primary Group Code	Group Number. Group Code, BIN Code and PCN are used to match the IMS managed care customer master	If available			Alpha Num	329175146
68	Payor - Primary	Primary Plan address 1	Specialty Pharmacy Plan address 1	If available	or PBM if plan unavailable		Alpha
69	Payor - Primary	Primary Plan address 2	Specialty Pharmacy Plan address 2	If available			Alpha

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

70	Payor - Primary	Primary Plan City	Specialty Pharmacy Plan City	If available	•		Alpha
71	Payor - Primary	Primary Plan State	Specialty Pharmacy Plan State	If available			Alpha
72	Payor - Primary	Primary Plan Zip code	Specialty Pharmacy Plan Zip code	If available			Alpha
73	Payor - Primary	Primary Plan Phone #	Specialty Pharmacy Plan phone	If available			Numeric	3032328569
74	[*]	[*]	[*]	[*]	[*]		[*]	[*]
75	Payor - Primary	Primary BIN Code	Group Code, BIN Code and PCN are used to match the IMS managed care customer master	Yes	Actual value or empty if not supplied		Numeric	512039
76	Payor - Primary	Primary PCN	Processor Control Number. Group Code, BIN Code and PCN are used to match the IMS managed care customer master.	Yes	Actual value or empty if not supplied		Alpha Num	3049249482
77	Payor - Primary	Primary Copay Type	Formulary that defines the patient’s out of pocket cost (e.g. copay, coinsurance)	If available	Actual value or empty if not supplied		Alpha Num	Select from drop down list	PCYC required this information for key business purposes
78	Payor - Primary	Primary Copay amount	Amount the patient has to pay out of pocket for the drug	If available	Actual value or empty if not supplied		Alpha Num	15.1	PCYC required this information for key business purposes
79	[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]
80	[*]	[*]	[*]	[*]			[*]	[*]	[*]
81	[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]
82	Payor - Primary	Primary PA Required	Indicates if a prior authorization was required for the Rx (YIN)	If available	Actual value or empty if not supplied		Alpha	Y	PCYC required this information for key business purposes
83	Payor - Primary	Primary Payor Reject Reason Code	Reason for denial by Payor. Values depend on SP’s Case Management System	If available	Values depend on Pharmacy system				PCYC required this information for key business purposes
84	[*]	[*]	[*]	[*]	[*]			[*]
85	[*]	[*]	[*]	[*]	[*]	[*]
86	[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]
87	Payor - Secondary	Secondary Specialty Pharmacy Primary Payor ID	Unique ID designated by Specialty Pharmacy for Primary Payor ID	Yes			Alpha
88	Payor - Secondary	Secondary Payor Name	Patient’s insurance carrier	If available	Actual value or empty if not supplied		Alpha Num	Aetna
89	Payor - Secondary	Secondary Payor Type	Indicates type of Payor	If available	Actual value or empty if not supplied		Alpha Num	Select from drop down list
90	Payor - Secondary	Secondary Plan Name	Plan name for patient’s insurance	If available	Actual value or empty if not supplied			Aetna of NJ
91	[*]	[*]	[*]	[*]	[*]		[*]	[*]
92	Payor - Secondary	Secondary Plan ID	Patient’s ID for the payor	Yes			Alpha Num

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

93	Payor - Secondary	Secondary Group Code	Group Number. Group Code, BIN Code and PCN are used to match the IMS managed care customer master	If available	Actual value or empty if not supplied		Alpha Num	329175146
94	Payor - Secondary	Secondary Plan address 1	Specialty Pharmacy Plan address 1	If available	or PBM if plan unavailabl e		Alpha
95	Payor - Secondary	Secondary Plan address 2	Specialty Pharmacy Plan address 2	If available			Alpha
96	Payor - Secondary	Secondary Plan City	Specialty Pharmacy Plan City	If available			Alpha
97	Payor - Secondary	Secondary Plan State	Specialty Pharmacy Plan State	If available			Alpha
98	Payor - Secondary	Secondary Plan Zip code	Specialty Pharmacy Plan Zip code	If available			Alpha
99	Payor - Secondary	Secondary Plan Phone #	Specialty Pharmacy Plan phone #	If available			Numeric	3032328569
100	[*]	[*]	[*]	[*]	[*]		[*]	[*]
101	Payor - Secondary	Secondary BIN Code	Group Code, BIN Code and PCN are used to match the IMS managed care customer master	Yes	Actual value or empty if not supplied		Numeric	512039
102	Payor - Secondary	Secondary PCN	Processor Control Number. Helps us in auto matching to plan. Group Code, BIN Code and PCN are used to match the IMS managed care customer master	Yes	Actual value or empty if not supplied		Alpha
103	[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]
104	[*]	[*]	[*]	[*]	[*]		[*]	[*]
105	[*]	[*]	[*]	[*]	[*]		[*]	[*]
106	[*]	[*]	[*]	[*]			[*]	[*]	[*]
107	[*]	[*]	[*]	[*]	[*]		[*]	[*]	[*]
108	[*]	[*]	[*]	[*]	[*]		[*]	[*]
109	[*]	[*]	[*]	[*]	[*]		[*]	[*]
110	[*]	[*]	[*]	[*]	[*]			[*]
111	[*]	[*]	[*]	[*]	[*]	[*]
112	[*]	[*]	[*]	[*]	[*]		[*]	[*]
113	Shipping	Transaction ID	SP Distributor’s unique ID	If available	Actual value or empty		Alpha Num	J39340284	Leave in as filler, don’t populate if there is no data
114	Shipping	Site Control Number	NCPDP or NPI	If available	Restrictions may apply if shipped to Patient		Alpha Num
115	Shipping	Carrier	Carrier	No	Actual value or empty		Alpha Num	FedEx
116	Shipping	Ship To	Represents party to whom drug is being shipped (Provider, Patient, Therapy Site, Alternate Contact)	Yes	Actual value		Alpha Num	Select from drop down list	Leave in as filler, don’t populate if there is no data
117	Shipping	Site Name	Site’s Name	If available	Restriction s may apply if shipped to Patient		Alpha Num		Leave in as filler, don’t populate if there is no data
118	Shipping	Shipment Date	Date product is shipped	Yes	MM/DD/ YYYY	10	Numeric	20120427	Leave in as filler, don’t populate if there is no data
119	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
120	Shipping	Initial Ship Date	Date of the first shipment to patient	Yes	MM/DD/ YYYY	0			Leave in as filler, don’t populate if there is no data

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

121	Shipping	Shipment Status	Status (e.g. Shipped, Rejected, Reshipped, Returned)	If available	Actual value or empty		Alpha	Select from drop down list	Leave in as filler, don’t populate if there is no data
122	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
123	[*]	[*]	[*]	[*]	[*]	[*]	[*]		[*]
124	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
125	[*]	[*]	[*]	[*]	[*]	[*]	[*]		[*]
126	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

PATIENT STATUS REPORT

Ibrutinib Product

Distributor shall provide the Patient Status Report on a daily basis (such Patient Status Report, the “Daily Patient Status Report”) to Pharmacyclics, the Designated Business Partner, and the Daily Data Aggregator.  The requirements of the Daily Patient Status Report are described in paragraphs I-IV under the heading “Daily Patient Status Report Requirements” below.

Distributor shall provide the Patient Status Report on a weekly basis (such Patient Status Report, the “Weekly Patient Status Report”) to the Weekly Data Aggregator.  The requirements of the Weekly Patient Status Report are described in paragraphs V-VIII under the heading “Weekly Patient Status Report Requirements” below.

Daily Patient Status Report Requirements

I.             Data Record General Requirements:

•              Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•              Field delimiter - Pipe (“I”)

II.            The Daily Patient Status Report must be in an electronic format and include the data records/files specified in the table below for all patients referred to Distributor, including without limitation patients referred through the Hub (as that term is defined in paragraph IV. below).  The Daily Patient Status Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

III.          The Distributor shall transmit the Daily Patient Status Report to the Daily Data Aggregator, the Designated Business Partner, and Pharmacyclics no later than 3 p.m. EST on the day following the previous day’s activity.  If the day the Daily Patient Status Report is due falls on a Saturday, Sunday or nationally recognized holiday, Distributor shall submit the Report on the next business day.

IV.          Distributor shall, via telephone, inform Sonexus Health or any other third party vendor Pharmacyclics designates and authorizes to serve as a hub for the administration of Pharmacyclics’ program of patient support services (the “Hub”) of any discrepancies between any given fax cover sheet corresponding to patient referral data (“Fax”) sent to Distributer by the Hub and the related patient referral data, within one business day of Distributor’s receipt of the Fax

Weekly Patient Status Report Requirements

V.            Data Record General Requirements:

•              Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•              Field delimiter - Pipe (“I”)

VI.          The Weekly Patient Status Report must be in an electronic format, include the data records/files specified in the table below.  The Weekly Patient Status Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

VII.         The Distributor shall transmit the Weekly Patient Status Report to the Weekly Data Aggregator no later than 3 p.m. EST on the Wednesday following the previous week’s activity.  If the day the Weekly Patient Status Report is due falls on a nationally recognized holiday, Distributor shall submit the Report on the next business day.

VIII.       Distributor shall, via telephone, inform the Hub of any discrepancies between any given Fax and the related patient referral data, within one business day of its receipt of the Fax

Data Element	Description	Identified Required	Deidentified Required	Notes/ Coding Instructions	Field Length	Form At	Example
Patient Status	Indicates if a patient’s therapy is active, on- hold or discontinued. Values depend on SP’s Case Management System	Yes	Yes	Actual value or empty if not supplied		Alpha Num	Select from drop down list
Patient Sub Status

This field should be populated only if Patient Shipment has been suspended. DCxx where xx indicates the reason for the therapy being discontinued for this patient. CCxx where xx indicates the reason for the therapy being cancelled. OHxx where xx indicates the reason for the therapy being On Hold PDxx where xx indicates the reason for the therapy being pending Values depend on SP’s Case Management System

		Yes, if status is not active	Yes, if status is not active	Actual value or empty if not supplied When this field is populated, the product dispensing fields should be empty or zero.		Alpha Num	Select from drop down list
Patient Status Date	Date the current patient status was set	Yes	Yes	MM/DD/ YYYY	10
Fill Status	Filled, Rejected, Returned	If available	If available	Actual value or empty		Alpha	Select from drop down list
[*]	[*]	[*]	[*]	[*]			[*]
[*]	[*]	[*]	[*]	[*]	[*]
Secondary Reimbursement Status	Indicates the Payor’s status for reimbursement. Usual values indicate Approved, Rejected, Or Pending	If available	If available	Values depend on Pharmacy system			Select from drop down list
Secondary Reimbursement Status Date	The date the reimbursement status was set for the patient	If available	If available	MM/DD/ YYYY	10
Shipment Status	Status (e.g. Shipped, Rejected, Reshipped, Returned)	If available	If available	Actual value or empty		Alpha	Select from drop down list

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

PRODUCT INVENTORY REPORT
Ibrutinib Product

Distributor shall provide the Product Inventory Report on a daily basis (such Product Inventory Report, the “Daily Product Inventory Report”) to Pharmacyclics, the Designated Business Partner, and the Daily Data Aggregator.  The requirements of the Daily Product Inventory Report are described in paragraphs I-Ill under the heading “Daily Product Inventory Report Requirements” below.

Distributor shall provide the Product Inventory Report on a weekly basis (such Product Inventory Report, the “Weekly Product Inventory Report”) to the Weekly Data Aggregator.  The requirements of the Weekly Product Inventory Report are described in paragraphs IV-VI under the heading “Weekly Product Inventory Report Requirements” below.

Daily Product Inventory Report Requirements:

I.             Data Record General Requirements:

•              Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•              Field delimiter - Pipe (“I”)

II.            The Daily Product Inventory Report must be in an electronic format, include the data records/files specified in the table below and cover the period commencing on the opening of business on a given day of the week through the close of business on such day (each such consecutive period, a “Day”).  The Daily Product Inventory Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

III.          The Distributor shall transmit the Daily Product Inventory Report to the Daily Data Aggregator, the Designated Business Partner, and Pharmacyclics no later than 12 p.m. (noon) EST each day for the previous Day’s dispensing activity.  If the day the Daily Product Inventory Report is due falls on a Saturday, Sunday or nationally recognized holiday, Distributor shall submit the Report on the next business day.

Weekly Product Inventory Report Requirements:

IV.          Data Record General Requirements:

•              Record delimiter - Cartridge return (ASCII value 13) + Line feed (ASCII value 10)

•              Field delimiter - Pipe (“I”)

V.            The Weekly Product Inventory Report must be in an electronic format, include the data records/files specified in the table below and cover the period commencing on Saturday through and including the close of business on Friday (each such consecutive 7-day period, a “Week”) The Weekly Product Inventory Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.

VI.          The Distributor shall transmit the Weekly Product Inventory Report to the Weekly Data Aggregator no later than 12 p.m. (noon) EST each Monday for the previous Week’s dispensing activity.  If the day the Weekly Product Inventory Report is due falls on a nationally recognized holiday, Distributor shall submit the Report on the next business day.

Report Type — Product Inventory Report
Data Category	Field Name	Definition	Required	Notes/ Coding Instructions	Field Length	Format	Example	CDFS Comments
Record	Record Datestamp	Date report generated	Yes	date report generated, MM/DD/ YYYY	10	Date
Specialty Pharmacy	Data hub vendor Specialty Pharmacy ID	Unique ID designated by data hub vendor	Yes	multiple locations/ pharmacies, want NPI number		Alpha
Specialty Pharmacy	National Provider Identifier	National Unique ID that can identify Specialty Pharmacy by location	Yes			Alpha
Inventory	Product Name	Product Name	Yes			Alpha
Inventory	NDC	Drug NDC, Unique identifier for each drug. One record for each NDC number.	Yes	Includes all 11 digits, without dashes.		Alpha
Inventory	Inventory Date Begin	Begin date for inventory period	Yes			Date
Inventory	Inventory Date End	End date for inventory period	Yes			Date
Inventory	QTY Begin	Beginning inventory units	Yes			Numeric
Inventory	QTY End	Ending inventory units	Yes			Numeric
[*]	[*]	[*]	[*]			[*]	[*]

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

SCHEDULE C

Pharmacyclics Return Goods Policy

Policy Guidelines for Product bearing NDC #s:

57962-140-09 - 90 capsule bottle

57962-140-12 - 120 capsule bottle

Returnable Items

•                  Expired unopened product in its original package (single units) within 3 months of expiration or 3 months after expiration.

•                       A valid Return Goods Authorization (RGA) Number must accompany all returns for proper credit.

•                       RGA Numbers are valid for 45 days from issuance.  Expired RGA Numbers will be considered invalid and no credit will be issued.

•                       Returned products will be verified by Pharmacyclics and the final credit will be calculated based upon the Pharmacyclics count.

•                       For a RGA, contact Pharmacyclics Customer Service, phone at:

•                                          Phone: 888-345-9915

•                                          Fax: 866-230-7960

•                                          Email: PCYCCS@rxcrossroads.com

•                  Product returned by a wholesaler/customer after having been shipped in error.

•                  Recalled products (if returned within 6 months from date of recall).

Transportation Charges

•                  Prepaid by customer, except if product is shipped in error by Pharmacyclics, or damaged in transit prior to receipt by customer.  Such charges will be paid by Pharmacyclics.

Non-Returnable Items

All product other than listed above shall be deemed not returnable.  Non-returnable products include, without limitation:

•              Not in original package

•              Open or partial packages (unless required by law)

•              Package label has been removed

•              Purchased on a non-returnable basis (e.g., free goods, short-dated product purchased at a discount)

•              Involved in a fire sale or bankruptcy sale

•                                          Deteriorated because of characteristics beyond the control of manufacturer (e.g., due to improper storage, heat, cold, water, smoke, fire, etc.)

•              Returned more than three (3) months prior to expiration or more than three (3) months after the expiration date

•              Product damaged in transit in which case a claim should be submitted to carrier

•              An unauthorized return

Terms of Return Policy

•                                          All returns are subject to review by Pharmacyclics.  Issuance of RGA number does not guarantee credit.  Credit issuance is dependent on confirmed receipt/review of return goods.  Unauthorized return goods will be destroyed and credit will not be issued.

Procedure for Returning Items

All returnable products must be returned to Pharmacyclics’ approved return goods service contractor, at the following address and in accordance with such contractor’s procedures:

RxCrossroads

4500 Progress Blvd.

Louisville, KY 40218

Registered Office:

995 E. Argues Avenue

Sunnyvale, CA 94085-4521

SCHEDULE D

Eligible Pharmacies (drop-ship locations)

Diplomat Specialty Pharmacy

4100 S. Saginaw Street

Flint, MI 48507

Diplomat Specialty Pharmacy

G-3320 Beecher Rd.

Flint, MI 48532

Diplomat Specialty Pharmacy

1370 Busch Parkway

Buffalo Grove, IL 60089

Diplomat Specialty Pharmacy

500 SE 15th St. Suite 102

Ft. Lauderdale, FL 33316

Diplomat Specialty Pharmacy

214 E. Fulton St.

Grand Rapids, MI 49503

Diplomat Specialty Pharmacy

1809 Excise Ave., Suite 205-208

Ontario, CA 91761

SCHEDULE E

Statements of Medical Necessity for ibrutinib are primarily submitted to Sonexus Health, or any other third party vendor Pharmacyclics designates and authorizes to serve as a hub for the administration of Pharmacyclics’ program of patient support services, (the “Hub”) directly by prescribers.  In such cases where the Distributor receives the Statement of Medical Necessity direct, Distributor will service said patient with ibrutinib Product and said patient will be accounted for in the required data fields of the periodic reports.